Exhibit 10.4

WARRANT

To Purchase Common Stock of

American Shale Development, Inc.

Dated March [    ], 2012

i

9.	RESTRICTIONS ON TRANSFERABILITY		20
	9.1	Restrictive Legend	20
	9.2	Notice of Proposed Transfers; Requests for Registration	21
	9.3	Piggyback Registration	21
	9.4	Registration Procedures	22
	9.5	Expenses	22
	9.6	Indemnification and Contribution	23
	9.7	Termination of Restrictions	24
	9.8	Listing on Securities Exchange	25
	9.9	Restrictions on Transfers of Securities.	25

10.	SUPPLYING INFORMATION		25

11.	LOSS OR MUTILATION		25

12.	OFFICE OF THE COMPANY		26

13.	FINANCIAL AND BUSINESS INFORMATION		26
	13.1	Financial Statements	26
	13.2	Filings	26
	13.3	Access	27

14.	OBLIGATION TO REPURCHASE WARRANT		27
	14.1	Put Option	27
	14.2	Working Interest	27

15.	APPRAISAL		28

16.	LIMITATION OF LIABILITY		28

17.	MISCELLANEOUS		28
	17.1	Nonwaiver and Expenses	28
	17.2	Notice Generally	28
	17.3	Indemnification	29
	17.4	Remedies	29
	17.5	Successors and Assigns	29
	17.6	Amendment	30
	17.7	Severability	30
	17.8	Headings	30
	17.9	Governing Law	30
	17.10	Effective Date	30
	17.11	Company Acknowledgement	30

EXHIBITS

Exhibit A	-	Subscription Form
Exhibit B	-	Assignment Form

ii

THE OFFER AND SALE OF THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS WARRANT NOR ANY OF THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

Warrant No. 1

WARRANT

TO PURCHASE COMMON STOCK OF

AMERICAN SHALE DEVELOPMENT, INC.

THIS IS TO CERTIFY that [            ] or its registered assigns, for and in consideration of a payment by [            ] to American Shale Development, Inc., a Delaware corporation (the “Company”), of $[            ]1 on the Funding Date (as hereinafter defined), is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from the Company [            ] shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price of $1.63 per share (subject to adjustment as provided herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.	DEFINITIONS

As used in this Warrant, the following terms have the respective meanings set forth below:

“Additional Shares of Common Stock” means any shares of Common Stock issued by the Company after the Closing Date other than Warrant Stock.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Appraised Value” means, in respect of any share of Common Stock on any date herein specified, the value of such share of Common Stock as finally determined by the Appraiser in accordance with the provisions of Section 15.

“Appraiser” means an independent nationally or regionally recognized investment bank that has significant valuation experience in the Company’s industry, as selected by the Company

[1]	The total amount for all issued warrants will be $2 million.

and reasonably acceptable to Holder. If Holder and the Company cannot agree on an Appraiser within fifteen (15) days after the applicable Valuation Event, then the Company, on the one hand, and Holder, on the other hand, shall each select an Appraiser within twenty-one (21) days of the applicable Valuation Event and those two Appraisers shall select within twenty-five (25) days after the applicable Valuation Event an independent Appraiser to determine the Appraised Value. The fees, costs and other expenses of the Appraiser shall be borne by the Company.

“Average Market Value” means the average of the Closing Prices for the security in question for 30 consecutive trading days, commencing 45 trading days immediately preceding the date of determination.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Capital Stock” has the meaning specified in the Credit Agreement.

“Change of Control” has the meaning specified in the Credit Agreement.

“Closing Date” has the meaning specified in the Credit Agreement.

“Closing Price” means, for any given trading day, (a) if the primary market for the security in question is a national securities exchange registered under the Exchange Act or some other market or quotation system in which last sale transactions are reported on a contemporaneous basis, then the last reported sales price of such security for such day, or, if there has not been a sale of such security on such trading day, then the highest closing or last bid or asked quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm’s length trading), or (b) if the primary market for the security in question is not an exchange or quotation system in which last sale transactions are contemporaneously reported, then the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through its Automated Quotation System or its successor or such other generally accepted source of publicly reported bid quotations as the parties hereto may designate.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Common Stock” means (except where the context otherwise indicates) the common stock, $0.01 par value, of the Company as constituted on the Closing Date, and any capital stock into which such common stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common equity of any successor or acquiring entity (as defined in Section 4.8) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.8.

“Company” has the meaning specified in the introductory paragraph.

“Contribution Documents” has the meaning specified in the Credit Agreement.

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

“Credit Agreement” means the Credit Agreement dated as of February 29, 2012 among the Company, Chambers Energy Management, LP, as administrative agent, and the lenders from time to time party thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Current Warrant Price” means, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date which price initially shall be $1.63.

“Defensible Title” has the meaning specified in the Credit Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exercise Period” means the period during which this Warrant is exercisable pursuant to Section 2.1.

“Expiration Date” means February 28, 2015, as such date may be adjusted in accordance with Section 2.2.

“Fair Market Value” means (a) as to securities regularly traded on a national securities exchange or some other nationally-recognized market quotation system, the per share Average Market Value, and (b) as to all securities not regularly traded on a national securities exchange or some other nationally recognized market quotation system and as to all other property, the fair market value of such securities (on a per share basis) or property as mutually agreed upon by the Company and Holder, without premium for control and without discount for minority interests, illiquidity or restrictions on transfer, at the time of the transaction requiring the applicable determination of Fair Market Value pursuant to this Warrant (each such authorization, a “Valuation Event”); provided, however, that, if the Company and Holder are unable to agree on any calculation of Fair Market Value in accordance with the provisions this clause (b) within thirty (30) days after the occurrence of any Valuation Event, then the Fair Market Value of such securities and/or other property will be its Appraised Value.

“FINRA” means the Financial Industry Regulatory Authority.

“Fully Diluted Outstanding” means, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of the Warrants and other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per share.

“Funded Debt” means, with respect to any Person and without duplication, (a) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under capital leases that have been or should be recorded as liabilities on a balance sheet of such Person in accordance with generally accepted accounting principles, consistently applied, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business and costs in excess of billings), (d) all indebtedness secured by a lien or other encumbrance on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided. however, that if such Person has not assumed or otherwise become liable for such indebtedness, then such indebtedness shall be measured at the lesser of (i) Fair Market Value of such property securing such indebtedness at the time of determination and (ii) the amount of such indebtedness secured thereby, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person, (f) all hedging obligations of such Person, and (g) all contingent liabilities of such Person to the extent such contingent liabilities are required to be reflected in the financial statements of such Person in accordance with generally accepted accounting principles, consistently applied.

“Funding Date” has the meaning specified in the Credit Agreement.

“GAAP” means generally accepted accounting principles in the United States of America as from time to time in effect.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any province, commonwealth, territory, possession, county, parish, town, township, village or municipality, whether now existing or hereafter constituted or existing.

“Guarantee and Security Agreement” has the meaning specified in the Credit Agreement.

“Holder” and “Holders” means the Person or Persons, as applicable, in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose.

“Hydrocarbon Interests” has the meaning specified in the Credit Agreement.

“Joint Development Area” means Wetzel, Marshall, Monongalia, Marion and Tyler Counties, West Virginia, Greene County, Pennsylvania and any other counties or areas that may be made part of the “joint development area” as defined in the Republic AJDA.

“Lender” has the meaning specified in the Credit Agreement.

“Loans” has the meaning specified in the Credit Agreement.

“Loan Documents” has the meaning specified in the Credit Agreement.

“Losses” has the meaning specified in Section 17.3.

“Obligations” has the meaning specified in the Credit Agreement.

“Net Acres” means, as computed separately with respect to each applicable Hydrocarbon Interest, (i) the number of gross acres in the land covered by such Hydrocarbon Interest, multiplied by (ii) the undivided mineral interest in the land covered by such Hydrocarbon Interest, multiplied by (iii) the Company’s leasehold working interest in such Hydrocarbon Interest.

“Net Cash Proceeds” means, in connection with any sale of assets, the proceeds thereof in the form of cash of such asset sale, net of (a) amounts required to be applied to the repayment of indebtedness secured by a lien expressly permitted under the Credit Agreement on any asset that is the subject of such asset sale, (b) attorneys’ fees, accountants’ fees, investment bank fees and other reasonable and customary fees and expenses actually incurred in connection therewith and (c) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“Other Property” has the meaning set forth in Section 4.8.

“Outstanding” means, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

“Parent” means Trans Energy, Inc., a Nevada corporation.

“Permitted Investor” has the meaning specified in the Credit Agreement.

“Person” an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Post-Change of Control Deadline” has the meaning set forth in Section 2.2.

“Property” has the meaning specified in the Credit Agreement.

“Put Price” has the meaning specified in Section 14.1.

“Responsible Officer” has the meaning specified in the Credit Agreement.

“Republic” means Republic Energy Ventures, LLC, a Delaware limited liability company.

“Republic AJDA” has the meaning specified in the Credit Agreement.

“Republic Document” has the meaning specified in the Credit Agreement.

“Republic Sale” has the meaning specified in Section 14.1.

“Restricted Common Stock” means shares of Common Stock which are, or which upon their issuance on the exercise of any Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).

“Sale Transaction” means any arms-length transaction with a third-party that is not an Affiliate pursuant to which (a) the Company sells or disposes (in one or a series of related sales or dispositions) of all or substantially all of the assets of the Company on a consolidated basis (other than inventory in the ordinary course of business), including any sale or disposition of the capital stock, membership interests, partnership interests or assets of the subsidiaries of the Company, or (b) the Company or the holders of shares of Common Stock issues, sales, transfers or exchanges voting securities in the Company, or the Company engages in any merger, consolidation, combination or similar transaction (in one or a series of related transactions), such that the beneficial owners of shares of Common Stock immediately prior to the transaction or transactions will, immediately after such transaction or transactions, beneficially own less than a majority of either the voting capital stock of the Company or the aggregate outstanding number of Fully Diluted Outstanding shares of Common Stock, or (c) the Company or the holders of a majority of the outstanding number of Fully Diluted Outstanding shares of Common Stock engages in any transaction or series of related transactions that results in any change of control of the Company (as the term “control” is defined in Rule 405 promulgated under the Securities Act), whether such change of control occurs through the sale of assets, securities or shares of Common Stock, exchange of securities or otherwise.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Shallow Interest Assets” means the Oil and Gas Properties (as defined in the Credit Agreement) of Parent listed on Schedule 1.1(b)-2 to the Credit Agreement.

“Subsidiary” has the meaning specified in the Credit Agreement.

“Transfer” means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

“Transfer Notice” has the meaning specified in Section 9.2.

“Triggering Event” means the occurrence of any of the following: (i) the date 30 days following the date on which the Company, Parent or any of their Subsidiaries, directly or indirectly, shall effect, commit or agree to effect, any transaction, including the purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management advisory or similar fees and any employment, consulting, service, advisory or similar arrangement, with any Permitted Investor or any of their respective Affiliates; provided that such transaction is not terminated, unwound or otherwise cured within such 30-day period; and provided, further that (A) the employment of Janet Woodburn by Parent in her current capacity or any reasonable extension thereof and (B) the payment by Parent of board compensation to Loren E. Bagley and William F. Woodburn, which compensation will be consistent with compensation paid to other outside directors of Parent, shall be permitted, or (ii) the Company or Parent shall agree or consent to, or otherwise permit, the amendment, supplement or other modification (pursuant to a waiver or otherwise) of any Republic Document.

“Valuation Event” has the meaning specified in the definition of Fair Market Value above.

“Warrants” means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

“Warrant Price” means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price.

“Warrant Stock” means the shares of Common Stock purchased by the Holders of the Warrants upon the exercise thereof.

2.	EXERCISE OF WARRANT

2.1 Manner of Exercise. From and after the Funding Date and until 5:00 p.m., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170 or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within fifteen Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Company receives as provided above the notice of exercise, payment of the Warrant Price as provided herein and this Warrant, and all taxes required to be paid by Holder, if any, pursuant to Section 2.3 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

Payment of the Warrant Price may be made at the option of Holder, as specified by Holder at the time of exercise, by (i) certified or official bank check, (ii) surrender of shares of Warrant Stock having an aggregate Fair Market Value equal to the Warrant Price or (iii) a combination of the foregoing. Any shares of Warrant Stock or Warrants so surrendered shall be duly endorsed, or accompanied by appropriate instruments of transfer duly executed, by Holder, and if the certificate for such Warrant Stock or such Warrants evidences more shares of Warrant Stock or the right to purchase a greater number of shares of Common Stock, the Company shall issue and deliver to Holder a new certificate for such additional shares of Warrant Stock or a new Warrant to purchase such additional shares of Common Stock.

2.2 Change of Control. If a Change of Control shall occur at any time during the Exercise Period and Holder shall fail to exercise this Warrant pursuant to Section 2.1 within 30 days after the later to occur of the Change of Control and the receipt by Holder of a notice that a Change of Control has occurred (the “Post-Change of Control Deadline”), then this Warrant shall expire and the “Expiration Date” shall be the Post-Change of Control Deadline.

2.3 Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, fully paid and nonassessable and not subject to any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other similar governmental charges that may be imposed with respect to, the issue or delivery of this Warrant and any such Common Stock. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

2.4 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Fair Market Value per share of Common Stock on the date of exercise.

2.5 Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 9, 10, 13 and 17 of this Warrant. The Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

3.	TRANSFER, DIVISION AND COMBINATION

3.1 Transfer. Subject to compliance with Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, promptly execute and deliver a new Warrant or Warrants each dated the same dates as the surrendered Warrant in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall be cancelled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

3.2 Division and Combination. Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

3.3 Expenses. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3.

3.4 Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.	ADJUSTMENTS

The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.1 and 5.2.

4.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

(b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

4.2 Certain Other Distributions. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(a) cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company),

(b) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

(c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Fair Market Value per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such Fair Market Value per share of Common Stock minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

4.3 Issuance of Additional Shares of Common Stock.

(a) If at any time the Company shall issue or sell any Additional Shares of Common Stock without consideration or in exchange for consideration in an amount per Additional Share of Common Stock less than the Current Warrant Price at the time the Additional Shares of Common Stock are issued or sold, then immediately following such issuance, grant or sale the Current Warrant Price as to the number of shares for which this Warrant is exercisable immediately prior to such adjustment shall be reduced to the lowest price per share received for such Additional Shares of Common Stock in connection with such issuance or sale; provided, that if such issuance or sale was without consideration, then the Company shall be deemed to have received an aggregate of $0.01 of consideration for all such Additional Shares of Common Stock or Convertible Securities so issued.

(b) The provisions of paragraph (a) of this Section 4.3 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.1 or 4.2. No adjustment of the Current Warrant Price shall be made under paragraph (a) of this Section 4.3 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4 or Section 4.5.

4.4 Issuance of Warrants or Other Rights. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the lowest price per share for which any Additional Share of Common Stock is issuable upon the exercise of such warrants or other rights or upon the conversion or exchange of such Convertible Securities is less than the Current Warrant Price in effect immediately prior to the time of such issue or sale, then such Additional Share of Common Stock issuable upon the exercise of such warrants or other rights or upon the conversion or exchange of such Convertible Securities shall be deemed to have been issued and outstanding as of the date of actual issuance of such warrants or other rights, at a price per share equal to such lowest price per share to be received for any such Additional Shares of Common Stock issuable upon exercise of such warrant or other rights. For purposes of this Section 4.4, the lowest price per share for which any one Additional Share of Common Stock is issuable upon the exercise of any such warrants or other rights or upon the conversion or exchange of any Convertible Securities shall be equal to the sum of the lowest amounts of consideration, if any, received or receivable by the Company as consideration with respect to any one share of Common Stock upon each of (A) the granting or sale of the warrants or other rights, plus (B) the exercise of the warrants or other rights, plus (C) in the case of warrants or other rights which relate to Convertible Securities, the issuance or sale of the Convertible Securities and the conversion or exchange of the Convertible Securities. No further adjustments of the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

4.5 Issuance of Convertible Securities. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the lowest price per share for which any Additional Share of Common Stock is issuable upon such conversion or exchange is less than the Current Warrant Price in effect immediately prior to the time of such issue or sale, then such Additional Share of Common Stock issuable upon conversion or exchange of such Convertible Security shall be deemed to have been issued and outstanding as of the date of actual issuance of Convertible Securities, at a price per share equal to such lowest price per share to be received for any such Additional Shares of Common Stock issuable upon exercise of such Convertible Securities. For purposes of this Section 4.5, the lowest price per share for which any Additional Share of Common Stock is issuable upon the conversion or exchange of any such Convertible Securities shall be equal to the sum of the lowest amounts of consideration, if any, received or receivable by the Company as consideration with respect to any one Additional Share of Common Stock upon each of (A) the granting or sale of the Convertible Securities, plus (B) the conversion or exchange of the Convertible Securities. No further adjustment of the Current Warrant Price shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

4.6 Superseding Adjustment. If, at any time after any adjustment of the Current Warrant Price shall have been made pursuant to Section 4.4 or Section 4.5 as the result of any issuance of warrants, other rights or Convertible Securities,

(a) such warrants or other rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or other rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

(b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or other rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant, such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, other rights or other Convertible Securities on the basis of

(c) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or other rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

(d) treating any such warrants or other rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or other rights or other Convertible Securities; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

4.7 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

(a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any

Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

(b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(e) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for Holder by the Company to be issued to Holder upon and to the extent that the event actually takes place, upon payment of the Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Company and escrowed property returned.

(f) Good Faith Determinations; Fairness Opinions. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any consideration or other item under this Section 4, such determination shall, if requested by Holder, be supported by an opinion of an investment banking firm of recognized national or regional standing that has significant valuation experience in the Company’s industry and that is selected by Holder and reasonably acceptable to the Company.

4.8 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another entity (where the Company is not the surviving entity or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another entity and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common equity of the successor or acquiring entity, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common equity of the successor or acquiring entity (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common equity of the successor or acquiring entity or of the Company, if it is the surviving entity, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of all or substantially all of the Company’s assets, the successor or acquiring entity (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4; provided, that in the case of a disposition of all or substantially all of the Company’s assets, the Company shall have the right to require Holder to accept cash in an amount equal to the Put Price (as hereinafter defined) for the number of shares of Common Stock for which this Warrant is exercisable in exchange for this Warrant. For purposes of this Section 4.8 “common equity of the successor or acquiring entity” shall include equity of such entity of any class which is not preferred as to dividends or assets on liquidation over any other class of equity of such entity and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such equity, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such equity. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of all or substantially all of the Company’s assets of assets.

4.9 Shallow Interest Assets. If Parent contributes to the Company all of the Net Cash Proceeds from any sale of the Shallow Interest Assets to a third party that is not an Affiliate of Parent, then the Current Warrant Price shall be adjusted to $1.91 per share (as the same may be further adjusted to take into account adjustments made prior to the date of such contribution under this Section 4). Parent shall provide Holder with written notice at least 10 Business Days prior to the consummation of any contribution to the Company of the Net Cash Proceeds received from the sale of the Shallow Interest Assets to a third party. Such written notice shall include the amount of Net Cash Proceeds to be contributed to the Company. Notwithstanding the foregoing, the adjustment contemplated by this Section 4.9 shall be made only if the Net Cash Proceeds to be contributed to the Company from the sale of the Shallow Interest Assets have a value of at least $4 million.

4.10 Certain Defaults and Events of Default under the Credit Agreement. At any time after the Credit Agreement is terminated or is otherwise no longer in full force and effect, or the lenders thereunder decline to enforce their rights and remedies under that certain Guarantee and Security Agreement, and until the Expiration Date, upon the occurrence of a Triggering Event Parent hereby agrees that (i) dividends, distributions or other payments made on or with respect to the Common Stock, whether in cash or kind, shall be delivered to Holder (provided the aggregate amount of all such dividends, distributions and other payments to Holder pursuant to this Section 4.10 and Section 14 shall not exceed the Put Price (as defined below), and upon payment of an aggregate amount equal to the Put Price pursuant to this Section 4.10 and/or Section 14, this Warrant will be cancelled) and (ii) until an aggregate amount equal to the Put Price is paid to Holder in full pursuant to this Section 4.10 and/or Section 14, Holder or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to the Common Stock at any meeting of shareholders of the Company or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Common Stock as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Common Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Company, or upon the exercise by Parent or Holder of any right, privilege or option pertaining to such Common Stock, and in connection therewith, the right to deposit and deliver any and all of the Common Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Holder may determine), all without liability except to account for property actually received by it, but Holder shall have no obligation to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Notwithstanding anything to the contrary in this Section 4.10, the Company shall provide Holder with prompt written notice of the occurrence of any Triggering Event.

4.11 Title Matters. If, at any time prior to the Expiration Date, the Company has Defensible Title to fewer than 18,500 of the Net Acres contributed to the Company pursuant to the Contribution Documents, then the Current Warrant Price (as the same may be further adjusted to take into account adjustments made prior to such time under this Section 4) shall be reduced by an amount equal to (i) (A) the difference between 18,500 and the aggregate number of the Net Acres contributed to the Company pursuant to the Contribution Documents in which the Company has Defensible Title multiplied by (B) $2,250, divided by (ii) the Fully Diluted Outstanding Common Stock of the Company.

4.12 Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 4.2(a) or any other action described in this Section 4, then, unless such action will not have a materially adverse effect upon the rights of Holder, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

4.13 Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

5.	NOTICES TO WARRANT HOLDERS

5.1 Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of this Warrant, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the Responsible Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2 or 4.7(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8 or 4.10) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to Holder in accordance with Section 17.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by Holder or any prospective purchaser of this Warrant designated by Holder.

5.2 Notice of Corporate Action. If at any time

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any Change of Control, capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 30 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such Change of Control, reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such Change of Control, reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such Change of Control, reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Change of Control, reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17.2.

5.3 Notice to Shareholders. The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

6.	NO IMPAIRMENT

The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7.	RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non assessable shares of such Common Stock at such adjusted Current Warrant Price.

Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any Governmental Authority under any federal or state law (otherwise than as provided in Section 9) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

8.	TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.	RESTRICTIONS ON TRANSFERABILITY

The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

9.1 Restrictive Legend.

(a) Except as otherwise provided in this Section 9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE OFFER AND SALE OF SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO THE CONDITIONS SPECIFIED IN A CERTAIN WARRANT DATED MARCH [    ], 2012, ORIGINALLY ISSUED BY AMERICAN SHALE DEVELOPMENT, INC. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF SAID WARRANT IS ON FILE WITH THE SECRETARY OF AMERICAN SHALE DEVELOPMENT, INC. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH WARRANT.”

(b) Except as otherwise provided in this Section 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE OFFER AND SALE OF THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS WARRANT NOR ANY OF THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.”

9.2 Notice of Proposed Transfers; Requests for Registration. Prior to any Transfer or attempted Transfer of any Warrant or any Restricted Common Stock, the Holder of such Warrant or Restricted Common Stock shall give five days’ prior written notice (a “Transfer Notice”) to the Company of such Holder’s intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from such Holder representations that the proposed Transfer of such Warrant or Restricted Common Stock may be effected without registration under the Securities Act. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the opinion of counsel such legend is not required in order to ensure compliance with the Securities Act.

The holders of Warrants and Warrant Stock shall have the right to request registration of such Warrant Stock only pursuant to Section 9.3.

9.3 Piggyback Registration. If the Company at any time determines to prepare and file on its behalf and/or on behalf of any of its security holders (“the demanding security holders”) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold to the public for cash with respect to its Common Stock or any other class of equity security (as defined in Section 3(a)(11) of the Exchange Act) of the Company, it will give written notice to all Holders of Warrants or Warrant Stock at least 45 days before the initial filing with the Commission of such registration statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Warrant Stock, and the number of shares of Common Stock for which Warrants are exercisable, as such Holders may request.

Each holder of a Warrant or Warrant Stock desiring to have Warrant Stock registered under this Section 9.3 shall advise the Company in writing within 30 days after the date of receipt of such offer from the Company, setting forth the amount of Warrant Stock for which registration is requested. The Company shall thereupon include in such filing the number of shares of Warrant Stock for which registration is so requested, subject to the next two sentences, and shall use its reasonable efforts to effect registration under the Securities Act of the offer and sale of such shares. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Warrant Stock requested to be included in the registration concurrently with the securities being registered by the Company or the demanding security holder or holders would materially and adversely affect the distribution of such securities by the Company or the demanding security holder or holders, then all selling security holders shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis. Except as otherwise provided in Section 9.5, all expenses of such registration shall be borne by the Company.

9.4 Registration Procedures. If the Company determines to effect the registration of the offer and sale of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in a public offering and the expiration of 90 days;

(c) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

(d) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as each holder of such securities shall request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

(e) enter into customary agreements (including an underwriting agreement in customary form), cause its auditors to provide a customary comfort letter, and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such registrable securities; and

(f) otherwise use it best efforts to comply with all applicable rules and regulations of the Commission.

It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 9 in respect of the securities which are to be registered at the request of any holder of a Warrant or Warrant Stock that such holder shall furnish to the Company such information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

9.5 Expenses. All expenses incurred in complying with Section 9, including, without limitation, all registration and filing fees (including all expenses incident to filing with FINRA), printing expenses, fees and disbursements of counsel for the Company, the fees of any auditors providing comfort letters, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 9.4(d), shall be paid by the Company, except that the Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by any holder of Warrant Stock.

9.6 Indemnification and Contribution.

(a) In the event of any registration of any Warrant Stock under the Securities Act pursuant to this Section 9, the Company shall indemnify and hold harmless the holder of such Warrant Stock, such holder’s directors and officers, and each other Person (including each underwriter) who participated in the offering of such Warrant Stock and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

(b) Each holder of Warrant Stock, by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such holder of Warrant Stock contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; provided, however, that the indemnification obligations of such holder shall be limited to the net proceeds from the offering of Warrant Stock received by such holder.

(c) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding provided, however, that the contribution obligation of any holder shall be limited to the net proceeds from the offering of the Warrant Stock received by any such holder.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9.7 Termination of Restrictions. Notwithstanding the foregoing provisions of this Section 9, the restrictions imposed by this Section 9 upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or Restricted Common Stock (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act. Whenever any restriction imposed by this Section 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

“THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTION 9 [DESIGNATE TERMINATED SECTION(S)] HEREOF TERMINATED ON             , 20    , AND ARE OF NO FURTHER FORCE AND EFFECT.”

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section 9 shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company’s expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

9.8 Listing on Securities Exchange. If the Company shall list any shares of its Common Stock on any securities exchange, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of the Warrants so long as any shares of Common Stock shall be so listed during any such Exercise Period.

9.9 Restrictions on Transfers of Securities.

Each Holder agrees by acquisition of Warrants or Warrant Stock not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any equity securities of the Company, during the ten days prior to and the 90 days after the effective date of any underwritten registration pursuant to this Section 9, except as part of such underwritten registration, whether or not such Holder participates in such registration, and except as otherwise permitted by the managing underwriter of such underwriting (if any). Each Holder agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 9.9.

10.	SUPPLYING INFORMATION

The Company shall cooperate with Holder and each holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.	LOSS OR MUTILATION

Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the original Holder shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12.	OFFICE OF THE COMPANY

As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13.	FINANCIAL AND BUSINESS INFORMATION

13.1 Financial Statements. The Company will deliver to Holder:

(a) as soon as available but in any event within 120 days after the end of each fiscal year of the Company, commencing with the 2011 fiscal year, a copy of the audited consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, together with a narrative discussion and analysis of the financial condition and results of operations of the Company and its subsidiaries for such fiscal year as compared to the previous year, and reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Maloney & Novotny, LLC or such other independent certified public accountants reasonably acceptable to Holder;

(b) as soon as available, but in any event not later than 60 days after the end of each quarterly period of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by the Company’s Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

(c) in the event the Company becomes obligated to file reports under Section 13 or Section 15(d) under the Exchange Act, in lieu of the financial statements otherwise required herein, as soon as such reports are required to be filed with the Commission, a copy of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

All such financial statements delivered pursuant to this Section 13.1 shall be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the Company’s independent accountants or Responsible Officer, as the case may be, and disclosed therein, and quarterly financial statements shall be subject to normal year-end audit adjustments and need not be accompanied by footnotes).

13.2 Filings. The Company will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its shareholders generally. The Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) and any registration statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by the Company with (i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.

13.3 Access. At any reasonable time and at reasonable intervals, the Company shall permit any holder of Warrants or Warrant Stock and any authorized agent or representative thereof to (a) visit the properties of the Company and any of its subsidiaries and (b) discuss the affairs, finances and accounts of the Company and any of its subsidiaries with any of their respective officers or directors.

14.	OBLIGATION TO REPURCHASE WARRANT

14.1 Put Option. At any time, and from time to time, after the earliest to occur of (i) the receipt by the Company of notice of a sale, farm-out, assignment or other disposition by Republic of all or substantially all of Republic’s working interest in the Joint Development Area (a “Republic Sale”), (ii) the third anniversary of the Closing Date and (iii) an acceleration of the payment of the Obligations under Section 7.1 of the Credit Agreement, Holder may elect (but shall not be obligated) to cause the Company, by written notice, to repurchase from Holder this Warrant (or any portion hereof) for a cash amount equal to the difference between (A) the excess of the Fair Market Value over the Current Warrant Price, multiplied by the number of shares of Common Stock for which this Warrant (or portion hereof) is exercisable, minus (B) the amount of any dividends, distributions or other payments paid to Holder pursuant to Section 4.10 (the “Put Price”). Upon receipt of written notice from Holder, the Company shall repurchase this Warrant (or any portion hereof) and pay Holder the Put Price within five Business Days; provided, that, subject to Section 14.2, if the Company receives notice of a Republic Sale and Holder elects to cause the Company to repurchase this Warrant (or any portion hereof) for cash, the Company shall repurchase this Warrant and pay Holder the Put Price not later than the close of business on the Business Day immediately following the date on which such Republic Sale is consummated. Nothing herein shall preclude the exercise by Holder of any portion of this Warrant exercisable at any time prior to such repurchase. The Company shall provide Holder with notice of any proposed Republic Sale prior to the close of business on the second Business Day after the Company’s receipt of the notice specified in clause (i) above.

14.2 Working Interest. Section 14.1 to the contrary notwithstanding, in the event the Company receives notice of a Republic Sale and Holder has elected to cause the Company to repurchase this Warrant for the Put Price, the Company may elect to pay the Put Price by delivering to Holder working interests in all of the Company’s oil and gas properties equal in value to the Put Price; provided that such working interests are conveyed to Holder sufficiently in advance of any Republic Sale so as to be included in any such sale. The percentage working interest in the Company’s oil and gas properties that have a value equal to the Put Price to be delivered pursuant to this Section 14.2 shall be determined by reference to the proposed purchase price in such Republic Sale.

15.	APPRAISAL

The Appraiser shall be directed to determine the Appraised Value of each share of Common Stock as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination of the Appraised Value by the Appraiser will be conclusive and binding on the Company and Holder. The Appraised Value of each share of Common Stock at a time when (a) the Company is not a reporting company under the Exchange Act and (b) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole (assuming that the Company freely sells all of its assets in an arm’s-length, non-compulsory transaction, repays all its outstanding Funded Debt, and distributes the net, after-tax proceeds to its shareholders), and by dividing that value by the number of Fully Diluted Outstanding shares of Common Stock, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. In no event shall the Appraised Value of a share of Common Stock be more or less than the per share consideration received or receivable with respect to Common Stock in connection with any pending or related Sale Transaction.

16.	LIMITATION OF LIABILITY

No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

17.	MISCELLANEOUS

17.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

17.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered mail, return receipt requested, postage prepaid, addressed as follows:

(a) If to Holder or any holder of Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose.

(b)	If to the Company at

American Shale Development, Inc.

210 Second Street, P.O. Box 393

St. Marys, West Virginia 26170

Attention: John G. Corp

Facsimile: (304) 684-3658

Email: johncorp@transenergyinc.com

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three Business Days after the same shall have been deposited in the United States mail as provided in this Section 17.2. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

17.3 Indemnification. In addition to any indemnification to which Holder may be entitled under Section 9.6, the Company agrees not to bring any action or suit against Holder, and to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder by or on behalf of the Company, any of its former directors, officers or employees or any of their respective Affiliates (collectively, “Losses”), in any manner relating to or arising out of (i) Holder’s exercise of this Warrant and/or the Loan Documents and the transactions contemplated hereunder and thereunder, or (ii) Holder’s capacity as a shareholder or warrantholder of the Company; provided, however, that the Company will not be liable hereunder to the extent that any Losses (A) are found in a final non-appealable judgment by a court to have resulted from Holder’s gross negligence, bad faith or willful misconduct in its capacity as a warrantholder, shareholder or lender of the Company or (B) result from Holder’s acts or omissions as a shareholder of the Company or arise in connection with a sale, assignment or exchange of this Warrant, any Warrant Stock, or any interest in the Loan Documents or the indebtedness represented thereby.

17.4 Remedies. Holder and each holder of Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

17.5 Successors and Assigns. Subject to compliance with the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

17.6 Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of the Company and Holder.

17.7 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

17.8 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

17.9 Governing Law. This Warrant shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

17.10 Effective Date. This Warrant and any Warrant issued in exchange or substitution for or upon a transfer of this Warrant shall be dated the Funding Date and all adjustments provided for herein to the exercise price and number of shares of Common Stock for which this or such other Warrant is exercisable shall be made on the basis of transactions occurring from and after the Closing Date.

17.11 Company Acknowledgement. The Company acknowledges that in connection with this Warrant and the Loan Documents Holder will have the opportunity to act in both its capacity as a Lender and in its capacity as the holder of this Warrant and potential future holder of Common Stock, and the Company agrees that no conflict shall arise or be deemed to have arisen as a result of Holder acting in, or making decisions in light of, either or both capacities when taking, or refraining from taking, any action in connection with this Warrant or any Loan Document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its President as of the date first above written.

AMERICAN SHALE DEVELOPMENT, INC.

By:
Name: John G. Corp
Title: President

For Purposes of Section 4.10 and Article 17 hereof only:

TRANS ENERGY, INC.

By:
Name:
Title:

Signature Page to Warrant

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

The undersigned registered Holder of this Warrant irrevocably exercises this Warrant for the purchase of              shares of Common Stock of American Shale Development, Inc., and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to              whose address is                      and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

(Name of Registered Holder)

(Signature of Registered Holder)

(Street Address)

(City) (State) (Zip Code)

DATE:

NOTICE:	The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

A-1

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered Holder of Warrant No. 1 to purchase Common Stock of American Shale Development, Inc. (the “Warrant”) hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee	No. of Shares of Common Stock

and does hereby irrevocably constitute and appoint                                          attorney in fact to register such transfer on the books of                                         , maintained for the purpose, with full power of substitution in the premises.

Dated:	Print Name:

Signature:

Witness:

NOTICE:	The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

B-1